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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest even reported)     November 28, 2007
Breeze-Eastern Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code     (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 Entry into Material Definitive Agreement
On November 28, 2007, the Company entered into an Agreement of Sale with Bed Bath & Beyond, Inc. for the sale of its headquarters facility and plant located at 700 Liberty Avenue, Union, NJ. The contracted sales price is $10,500,000. The closing of the sale is contingent on the fulfillment of several conditions, including completion of due diligence by the prospective purchaser and receipt of a No Further Action Letter or Remediation Agreement from the New Jersey Department of Environmental Protection. Pursuant to the Agreement of Sale, the Company will lease the facility and plant for a period of up to two years. A copy of the Net Lease Agreement, which is contemplated to be executed at the time of closing of the sale, is attached hereto as Exhibit 10.2.
The summary of the terms of the Agreement of Sale as set forth herein is qualified in its entirety by reference to the Agreement of Sale, a copy of which is attached hereto as Exhibit 10.1
ITEM 8.01 Other Events
The Company has issued a press release with respect to entering into the Agreement of Sale referenced in Item 1.01, above, a copy of which is attached hereto as Exhibit 99.
ITEM 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. None

(b)	Pro Forma Financial Information. None

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit	Description
10.1	Agreement of Sale between Breeze-Eastern Corporation and Bed Bath & Beyond, Inc. dated November 28, 2007.
10.2	Proposed Form of Net Lease Agreement between Bed Bath & Beyond and Breeze-Eastern Corporation.
99	Press Release of the Company dated November 30, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
By:	/s/ Joseph F. Spanier
Joseph F. Spanier, Executive Vice President,
Chief Financial Officer and Treasurer

Date: November 30, 2007

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